Exhibit 99.1

CITI TRENDS ANNOUNCES THIRD QUARTER 2008 RESULTS

Third quarter net loss of $687,000 compared with $513,000 in prior year quarter

Third quarter sales increased 5.4%; comparable store sales decreased 4.2%

SAVANNAH, GA (November 24, 2008) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the third quarter ended November 1, 2008.

Financial Highlights – Third quarter ended November 1, 2008

Total sales in the third quarter ended November 1, 2008 increased 5.4% to $104.9 million compared with $99.5 million in the third quarter ended November 3, 2007.  Comparable store sales decreased 4.2% in the third quarter.  The net loss in this year’s third quarter was $687,000 compared with a net loss of $513,000 in last year’s third quarter.  Loss per diluted share was $0.05 in the third quarter of 2008 compared with a loss of $0.04 in 2007’s third quarter.

The decline in comparable store sales in this year’s third quarter pressured the Company’s results in relation to the third quarter of 2007. However, the Company’s efforts to improve its management of inventory levels led to fewer markdowns than in last year’s third quarter which, together with an increased focus on controlling inventory shrinkage, led to a higher gross margin, substantially offsetting the effect of the comparable store sales decrease.

The Company opened 7 stores, relocated or expanded 3 others, and closed 1 store in the third quarter of 2008, reaching a total store count of 341 at the end of the quarter.  Since quarter-end, the Company has opened an additional 14 stores.

Financial Highlights – First three quarters ended November 1, 2008

Total sales in the first three quarters of fiscal 2008 increased 12.8% to $341.6 million compared with $302.9 million in the first three quarters of fiscal year 2007.  Comparable store sales increased 0.8% in the first three quarters of this year.  Net income was $7.3 million compared with $5.8 million last year.  Earnings per diluted share in the first three quarters of 2008 was $0.51 compared with $0.41 during the same period of 2007, which included $0.04 of expenses related to a 2007 secondary stock offering.

Fiscal 2008 Outlook

The Company’s estimate of fiscal 2008 earnings is a range of $0.95 to $1.05 per diluted share.  This guidance is based upon an anticipated comparable store sales decrease of 3% to 6% in the fourth quarter.  For the year, the Company expects to increase selling square footage by approximately 15%.  The effective tax rate for 2008 is estimated to approximate 33%.

The Company reminds investors of the complexity of accurately assessing future results given the difficulty in predicting fashion trends, consumer preferences and general economic conditions and the impact of other business variables.  See “Forward-Looking Statements” below for more information regarding these uncertainties.

104 Coleman Blvd., Savannah, Ga 31408 • (912) 236-1561 • Fax (912) 443-3674

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 5:00 p.m. ET.  The number to call for the live interactive teleconference is (303) 262-2143.  A replay of the conference call will be available until December 1, 2008, by dialing (303) 590-3000 and entering the passcode, 11113318#.  The live broadcast of Citi Trends’ quarterly conference call will be available online at the Company’s website, www.cititrends.com, as well as http://ir.cititrends.com/events.cfm, beginning today at 5:00 p.m. ET.  The online replay will follow shortly after the call and continue until December 1, 2008.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company currently operates 355 stores located in 22 states in the Southeast, Mid-Atlantic and Midwest regions and the state of Texas.  Citi Trends’ website address is www.cititrends.com.  CTRN-E

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarterly financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Actual results or developments may differ materially from those included in the forward-looking statements, as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith	Ed Anderson
	Chief Financial Officer	Chairman and Chief Executive Officer
	(912) 443-2075	(912) 443-3705

-END-

CITI TRENDS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	November 1, 2008	November 3, 2007
	(unaudited)	(unaudited)
Net sales	$104,948	$99,542
Cost of sales	66,208	65,026
Gross profit	38,740	34,516
Selling, general and administrative expenses	36,482	32,455
Depreciation and amortization	4,134	3,265
Loss from operations	(1,876)	(1,204)
Interest income	790	521
Interest expense	(94)	(107)
Loss before income tax benefit	(1,180)	(790)
Income tax benefit	(493)	(277)
Net loss	$(687)	$(513)

Basic net loss per common share	$(0.05)	$(0.04)
Diluted net loss per common share	$(0.05)	$(0.04)

Weighted average number of shares outstanding
Basic	14,141	14,023
Diluted	14,141	14,023

CITI TRENDS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	November 1, 2008	November 3, 2007
	(unaudited)	(unaudited)
Net sales	$341,599	$302,944
Cost of sales	211,172	191,638
Gross profit	130,427	111,306
Selling, general and administrative expenses	109,600	94,578
Depreciation and amortization	11,915	9,095
Income from operations	8,912	7,633
Interest income	2,215	1,703
Interest expense	(256)	(372)
Income before provision for income taxes	10,871	8,964
Provision for income taxes	3,544	3,128
Net income	$7,327	$5,836

Basic net income per common share	$0.52	$0.42
Diluted net income per common share	$0.51	$0.41

Weighted average number of shares outstanding
Basic	14,095	13,917
Diluted	14,262	14,235

CITI TRENDS, INC.

CONDENSED BALANCE SHEETS

(unaudited)

(in thousands)

	November 1, 2008	November 3, 2007
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$12,415	$4,398
Investment securities - current	—	43,721
Inventory	89,822	93,886
Other current assets	12,690	9,288
Property and equipment, net	58,659	43,895
Investment securities - noncurrent	41,785	—
Other noncurrent assets	7,154	5,176
Total assets	$222,525	$200,364

Liabilities and Stockholders’ Equity:
Accounts payable	$46,366	$44,926
Accrued liabilities	17,516	14,290
Other current liabilities	4,281	3,921
Noncurrent liabilities	7,673	8,239
Total liabilities	75,836	71,376

Total stockholders’ equity	146,689	128,988
Total liabilities and stockholders’ equity	$222,525	$200,364